Exhibit 10.9

AssetMark Holdings, LLC

SERVICE MEMBER UNIT ISSUANCE AGREEMENT

(Incentive Units)

THIS SERVICE MEMBER UNIT ISSUANCE AGREEMENT (this “Agreement”) by and between AssetMark Holdings, LLC, a Delaware limited liability company (the “Company”), and the individual (“Service Member”) named on the Master Signature Page (as defined below) hereto is made as of the date set forth on such Master Signature Page hereto.

WHEREAS, on the terms and subject to the conditions hereof, the Company desires to issue to Service Member, and Service Member desires to accept the issuance from the Company of, the Company’s Class C Units (the “Incentive Units”) in the amount set forth on Service Member’s Master Signature Page as hereinafter set forth;

WHEREAS, a holder of Incentive Units shall be entitled to participate only in distributions above the Class C Common Unit Threshold attributable to such Incentive Units; and

WHEREAS, this Agreement is one of several agreements entered into by the Company and its Subsidiaries from time to time with certain persons who are or will be key employees or other service providers of the Company or one or more Affiliates as part of a management equity plan designed to comply with Regulation D or Rule 701, as applicable, promulgated under the Securities Act (as defined below).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Operating Agreement or as defined below.

1.1 Affiliate. The term “Affiliate” shall have the meaning set forth in the Operating Agreement.

1.2 Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.3 Board. The “Board” shall mean the Board of Managers of the Company.

1.4 Cause. The term “Cause” shall have the meaning set forth in the Operating Agreement.

1.5 Change in Control. The term “Change in Control” shall have the meaning set forth in the Operating Agreement. The Board shall have full and final authority to determine conclusively whether a Change in Control has occurred and the date of the occurrence of such Change in Control and any incidental matters thereto.

1.6 Company. The term “Company” shall have the meaning set forth in the preface.

1.7 Company Group Member. The term “Company Group Member” shall mean the Company and its Subsidiaries and Affiliates.

1.8 Disability. The term “Disability” shall have the meaning set forth in the Operating Agreement.

1.9 Employee and Employment. The term “employee” shall mean, without any inference as to negate Service Member’s status as an equity holder of the Company for all purposes hereunder (subject to the terms hereof) and for federal and other tax purposes, any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or any of its Subsidiaries, and the term “employment” shall include service as a part- or full-time employee, member of the Board or board member to the Company or any of its Subsidiaries.

1.10 Fair Market Value. The term “Fair Market Value” shall have the meaning set forth in the Operating Agreement.

1.11 Good Reason. The term “Good Reason” shall have the meaning set forth in the Operating Agreement.

1.12 Issuance Closing. The term “Issuance Closing” shall have the meaning set forth in Section 2.2.

1.13 Issuance Closing Date. The term “Issuance Closing Date” shall have the meaning set forth in Section 2.2.

1.14 Huatai. The term “Huatai” shall have the meaning set forth in the Operating Agreement.

1.15 Initial Public Offering. The term “Initial Public Offering” shall have the meaning set forth in the Operating Agreement.

1.16 Master Signature Page. The term “Master Signature Page” shall mean the Service Member Master Signature Page to the Operating Agreement and this Agreement, in the form attached hereto as Annex A, duly executed by Service Member.

1.17 Operating Agreement. The term “Operating Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company in effect from time to time.

1.18 Permitted Transferee. The term “Permitted Transferee” shall have the meaning set forth in the Operating Agreement.

1.19 Person. The term “Person” shall have the meaning set forth in the Operating Agreement.

1.20 Restrictive Covenant Violation. The term “Restrictive Covenant Violation” shall have the meaning set forth in the Operating Agreement.

1.21 Securities Act. The term “Securities Act” shall have the meaning set forth in the Operating Agreement.

1.22 Service Member. The term “Service Member” shall have the meaning set forth in the preface.

1.24 Sponsors. The term “Sponsors” shall mean (i) Huatai or any of its Affiliates, (ii) any other investment fund or account managed by Huatai or any of its Affiliates that invests alongside Huatai or any of its Affiliates (i); (iii) any investment vehicle formed and owned entirely by a Person described in clauses (i) or (ii); or (iv) upon any liquidation or any other distribution of any Person described in clause (i), (ii) or (iii), each of the partners, members or equity holders of any such Person.

1.25 Subsidiary. The term “Subsidiary” shall have the meaning set forth in the Operating Agreement.

1.26 Transfer. The term “Transfer” shall have the meaning set forth in the Operating Agreement.

1.27 Unvested Units. The term “Unvested Units” shall have the meaning set forth in the Operating Agreement.

1.28 Vested Units. The term “Vested Units” shall have the meaning set forth in the Operating Agreement.

2. Issuance of Incentive Units.

2.1 Issuance of Incentive Units.

(a) Pursuant to the terms and subject to the conditions set forth in this Agreement, Service Member hereby subscribes for and agrees to acquire, and the Company hereby agrees to issue to Service Member, and Service Member desires to accept the issuance from the Company of, on the Issuance Closing Date, the number of Incentive Units set forth on Service Member’s Master Signature Page in exchange for services performed for and to be performed for the Company and its Subsidiaries by Service Member. The Incentive Units issued hereunder shall initially be Unvested Units that will vest and become Vested Units as determined in accordance with Schedule 2 attached hereto.

(b) In the event Service Member ceases to provide services to the Company or its Subsidiaries for any reason, including but not limited to by reason of Service Member’s death or Disability, all Unvested Units held by Service Member (after giving effect to the additional vesting provided for in Schedule 2 (if any)) shall be forfeited as of the termination of Service Member’s service with the Company (or, to the extent a forfeiture is not permissible under the applicable law for any reason, the Unvested Units shall be subject to the Call Rights set forth in Article VIII of the Operating Agreement).

2.2 The Closing. The closing (the “Issuance Closing”) of the issuance of Incentive Units hereunder shall take place on the “Commitment Date” specified in the Master Signature Page (the “Issuance Closing Date”).

2.3 Section 83(b) Election. Within ten (10) days after the Issuance Closing Date, Service Member shall provide the Company with a copy of a completed election under Section 83(b) of the Code in the form of Exhibit A to Service Member’s Master Signature Page. Service Member shall timely (and in any event within thirty (30) days of the Issuance Closing Date) file (via certified mail, return receipt requested) such election with the Internal Revenue Service and shall thereafter notify the Company it has made such timely filing. Service Member should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of Incentive Units.

2.4 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue, sell or otherwise transfer to Service Member any Incentive Units unless (a) Service Member is an employee of, or consultant to, the Company or one of its Subsidiaries on the Issuance Closing Date; (b) the representations of Service Member contained in Section 3 hereof are true and correct in all material respects as of the Issuance Closing Date; (c) Service Member is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Service Member on or prior to the Issuance Closing Date; and (d) the delivery to the Company of a Master Signature Page duly executed by Service Member.

3. Investment Representations and Covenants of Service Member.

3.1 Incentive Units Unregistered. Service Member acknowledges and represents that Service Member has been advised by the Company that:

(a) the offer and sale of the Incentive Units have not been registered under the Securities Act;

(b) the Incentive Units must be held indefinitely and Service Member must continue to bear the economic risk of the investment in the Incentive Units unless the offer and sale of such Incentive Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the Operating Agreement);

(c) there is no established market for the Incentive Units and it is not anticipated that there will be any public market for the Incentive Units in the foreseeable future;

(d) a restrictive legend in the form set forth below and the legends set forth in the Operating Agreement shall be placed on the certificates, if any, representing the Incentive Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE AND OTHER PROVISIONS SET FORTH IN AN AGREEMENT WITH THE ISSUER, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(e) a notation shall be made in the appropriate records of the Company indicating that the Incentive Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Incentive Units.

3.2 Additional Investment Representations. Service Member represents and warrants that:

(a) Service Member’s financial situation is such that Service Member can afford to bear the economic risk of holding the Incentive Units for an indefinite period of time, has adequate means for providing for Service Member’s current needs and personal contingencies, and can afford to suffer a complete loss of Service Member’s investment in the Incentive Units;

(b) Service Member’s knowledge and experience in financial and business matters are such that Service Member is capable of evaluating the merits and risks of the investment in the Incentive Units;

(c) Service Member understands that the Incentive Units are a speculative investment which involves a high degree of risk of loss of Service Member’s investment therein, there are substantial restrictions on the transferability of the Incentive Units (including those set forth in the Operating Agreement) and, on the Issuance Closing Date and for an indefinite period following the Issuance Closing, there will be no public market for the Incentive Units and, accordingly, it may not be possible for Service Member to liquidate Service Member’s investment in case of emergency, if at all;

(d) the terms of this Agreement provide that, if under certain circumstances Service Member ceases to be an employee of, or service provider to, the Company or its Subsidiaries, Unvested Units will be forfeited, and the Company has the right to repurchase the Incentive Units at a price which may, under certain circumstances, be less than the Fair Market Value thereof;

(e) Service Member understands and has taken cognizance of all the risk factors related to his or her acceptance of the Incentive Units and, other than as set forth in this Agreement, no representations or warranties have been made to Service Member or Service Member’s representatives concerning the Incentive Units or any Company Group Member or their prospects or other matters;

(f) Service Member has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning any Company Group Member (including the Operating Agreement and the organizational documents of the Company Group Members) and the terms and conditions of the acquisition of the Incentive Units and to obtain any additional information which Service Member deems necessary;

(g) all information which Service Member has provided to the Company and the Company’s representatives concerning Service Member and Service Member’s financial position is complete and correct as of the date of this Agreement; and

(h) Service Member has indicated on Service Member’s Master Signature Page whether he or she is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

4. Certain Sales and Forfeitures Upon Termination of Employment. All Incentive Units issued or issuable pursuant to this Agreement will be subject to certain put and call rights pursuant to the terms and conditions set forth in Article VIII of the Operating Agreement.

5. Restrictive Covenants. Service Member acknowledges and recognizes the highly competitive nature of the businesses of the Company Group Members and accordingly agrees, in his or her capacity as an investor and equityholder in the Company, to the provisions of Schedule 1 to this Agreement. Service Member acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Schedule 1 would be inadequate and the Company Group Members would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Service Member agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

6. Miscellaneous.

6.1 Transfers. Prior to the Transfer of Incentive Units to a Permitted Transferee, Service Member shall deliver to the Company a written agreement of the proposed Transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Incentive Units Transferred to such Person will continue to be Incentive Units for purposes of this Agreement in the hands of such Person. Any Transfer or attempted Transfer of Incentive Units in violation of any provision of this Agreement or the Operating Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Incentive Units as the owner of such Incentive Units for any purpose.

6.2 Recapitalizations, Exchanges, Etc., Affecting Incentive Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Incentive Units, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of in exchange for, or in substitution of the Incentive Units, by reason of any dividend payable in Incentive Units, issuance of Incentive Units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

6.3 Service Member’s Service Provision to the Company. Nothing contained in this Agreement shall be deemed to obligate any Company Group Member to employ Service Member in any capacity whatsoever or to prohibit or restrict any Company Group Member from terminating the service of Service Member at any time or for any reason whatsoever, with or without Cause.

6.4 Cooperation. Service Member agrees to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

6.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Transferee shall derive any rights under this Agreement unless and until such Transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

6.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

6.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Company, Service Member hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Service Member and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

6.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

AssetMark Holdings, LLC

C/O Huatai Financial Holdings

Room 4201, 42/F, The Center

99 Queen’s Road Central, Hong Kong, China

Attention: Ms. Ying SUN, Mr. Joseph NG and Ms. Gigi WONG

Email Address: ying.sun@htsc.com; josephng@htsc.com; gigiwong@htsc.com

gigiwong@htsc.com

With a copy to, which shall not constitute notice to the Company:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Email: john.amorosi@davispolk.com

Attention: John Amorosi

and to:

Davis Polk & Wardwell LLP

2201 China World Office 2

1 Jian Guo Men Wai Avenue

Chaoyang District

Beijing 100004

China

Email: howard.zhang@davispolk.com

Attention: Howard Zhang

If to Service Member:

To the most recent address of Service Member set forth in the personnel records of the Company and its Subsidiaries.

Notices and other communications to any recipient hereunder may be delivered or furnished by electronic communication (including e-mail). Notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

6.9 Integration. This Agreement and the documents referred to herein (including those referred to in the Master Signature Page) or delivered pursuant hereto which form a part hereof, and the Annexes, Schedules and Exhibits hereto (which are incorporated herein by reference), contain the entire understanding of the parties with respect to the subject matter hereof and thereof; provided that, if the Company or its Affiliates is a party to one or more agreements with Service Member related to the matters subject to Section 5 and Schedule 1, such other agreements shall remain in full force and effect and continue in addition to this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, subject to the proviso in the first sentence of this Section.

6.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6.11 Injunctive Relief. Service Member and Service Member’s Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. The Company and its Subsidiaries each acknowledges and agrees that a violation of any of the terms of this Agreement will cause Service Member irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company and Service Member shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

6.12 Rights Cumulative; Waiver. The rights and remedies of Service Member and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

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SCHEDULE 1

Restrictive Covenants

1. Confidentiality; Non-Solicit; Non-Disparagement.

(a) For the purposes of this Schedule 1, any reference to the “Company” shall mean the Company and its Subsidiaries, collectively. In view of the fact that Service Member’s work for the Company brings Service Member into close contact with many confidential affairs of the Company not readily available to the public, and plans for further developments, Service Member agrees:

(i) Service Member will not at any time (whether during or after Service Member’s employment or service with the Company) (x) retain or use for the benefit, purposes or account of Service Member or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information, including without limitation (a) financial information and projections, (b) business strategies, (c) products or services, (d) fees, costs and pricing structures, (e) designs, (f) analysis, (g) drawings, photographs and reports, (h) computer software, including operating systems, applications and program listings, (i) flow charts, manuals and documentation, (j) data bases, (k) accounting and business methods, (l) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (m) customers and clients and customer or client lists, (n) copyrightable works, (o) all technology and trade secrets, and (p) all similar and related information in whatever form — concerning the past, current or future business, activities and operations of the Company Group Members, its subsidiaries or affiliates and/or any third party that has disclosed or provided any of same to the Company Group Members on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.

(ii) “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Service Member’s breach of this covenant or any breach of other confidentiality obligations by third parties; (b) made legitimately available to Service Member by a third party without breach of any confidentiality obligation; or (c) required by law to be disclosed (including via subpoena); provided that Service Member shall give prompt notice to the Company of such requirement of law, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii) Except as required by law, Service Member will not disclose to anyone, other than Service Member’s immediate family and legal or financial advisors, the existence or contents of this Agreement; provided that Service Member may disclose to any prospective future employer the notice provisions of this Schedule 1 if they agree to maintain the confidentiality of such terms.

(iv) Upon termination of Service Member’s employment or service with the Company for any reason, Service Member shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company Group Members; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Service Member’s possession or control (including any of the foregoing stored or located in Service Member’s office, home, laptop or other computer, whether or not Company Group Member’s property) that contain Confidential Information or otherwise relate to the business of the Company Group Members, except that Service Member may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information and his or her rolodex (or other physical or electronic address book); and (z) fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information not within Service Member’s possession or control of which Service Member is or becomes aware.

(b) Service Member acknowledges and recognizes the highly competitive nature of the businesses of the Company Group Members and accordingly agrees as follows:

(i) Service Member will not, within twelve (12) months following the termination of his or her employment or service with the Company for any reason (the “Post-Termination Period”) or during Service Member’s employment or service (collectively with the Post-Termination Period, the “Restricted Period”), whether as an employee, consultant, officer, director, stockholder, member, partner, proprietor, associate, representative or in any other capacity whatsoever, Service Member will not influence or attempt to influence customers of the Company Group Members, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company Group Members.

(ii) During the Restricted Period, Service Member will not initiate or respond to communications with any of the employees of the Company Group Members during the twelve (12)-month period prior to the termination of such employee’s employment or service with the Company, for the purpose of soliciting such employee, or facilitating the hiring of any such employee, to work for any other business, individual, partnership, firm, corporation, or other entity.

Notwithstanding anything to the contrary in this Agreement, Service Member may, directly or indirectly own, solely as an investment, securities of any Person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Service Member (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person.

For the avoidance of doubt, the Board may waive, through written consent, a portion of or all of the Service Member’s obligations under this Agreement.

(c) Service Member will not, other than as required by law or by order of a court or other competent authority, make or publish, or cause any other person to make or publish, any statement that is disparaging or that reflects negatively upon the Company Group Members, or that is or reasonably would be expected to be damaging to the reputation of the Company Group Members.

(d) It is expressly understood and agreed that although Service Member and the Company consider the restrictions contained in this Schedule 1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction, that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Service Member, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(e) The period of time during which the provisions of this Schedule 1 shall be in effect shall be extended by the length of time during which Service Member is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

2. Specific Performance; Survival.

(a) Service Member acknowledges and agrees that the Company Group Members’ remedies at law for a breach or threatened breach of any of the provisions of this Schedule 1 would be inadequate and the Company Group Members would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Service Member agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company Group Members, without posting any bond, shall be entitled to suspend making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. The Company Group Members are intended to be third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights issued to such Company Group Member hereunder.

(b) The provisions of this Schedule 1 shall survive the termination of Service Member’s employment and service for any reason.

SCHEDULE 2

Vesting Schedule

The Incentive Units shall be divided into two tranches, as follows: (i) one half (1/2) of the Incentive Units shall be “Time Vesting Units” and (ii) one half (1/2) of the Incentive Units shall be “Performance Vesting Units.”

1. Time Vesting Units.

(c) The Time Vesting Units shall become vested in three (3) pro-rata equal installments of one third (1/3) on each of the third (3rd), fourth (4th) and fifth (5th) anniversaries of May 1, 2018, provided Service Member is then employed by or performing services for the Company or its Subsidiaries. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to Service Member’s continued employment by or performance of service for the Company or its Subsidiaries on each applicable vesting date.

(d) Notwithstanding the foregoing, if Service Member is employed by or providing services for the Company or its Subsidiaries on the date of a Change in Control, all Unvested Units that are Time Vesting Units will become Vested Units.

2. Performance Vesting Units.

(a) The Performance Vesting Units shall become vested as of the first (1st) of February that occurs immediately following the fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) anniversaries of the IRR Base Date, respectively (each, a “Performance Vesting Date”); provided that Service Member is employed by or performing services for the Company or its Affiliates as of such Performance Vesting Date, as follows:

(i) if the IRR is under eight percent (8%) (net of any dilution of the Incentive Units), none of the Performance Vesting Units will vest;

(ii) if the IRR is eight percent (8%) (net of any dilution of the Incentive Units), then fifty percent (50%) of the Performance Vesting Units will vest;

(iii) if the IRR is at least twelve percent (12%) (net of any dilution of the Incentive Units), then all of the Performance Vesting Units will vest; and

(iv) if the IRR is more than eight percent (8%), but less than twelve percent (12%) (in each case, net of any dilution of the Incentive Units), then between fifty percent (50%) and one hundred percent (100%) of the Performance Vesting Units will vest with linear interpolation vesting between the two IRR vesting tiers.

The following example is provided for purposes of illustration only.

•	As of the fourth (4th) anniversary of the IRR Base Date, the IRR is seven percent (7%) (net of any dilution of the Incentive Units). Therefore, none of the Performance Vesting Units vest.

•	As of the fifth (5th) anniversary of the IRR Base Date, the IRR is eight percent (8%) (net of any dilution of the Incentive Units). Therefore, 50% of the Performance Vesting Units vest.

•

As of the sixth (6th) anniversary of the IRR Base Date, the IRR is ten percent (10%) (net of any dilution of the Incentive Units). Therefore, an additional twenty-five percent (25%) of the Performance Vesting Units vest (and so a total of seventy-five percent (75%) of the Performance Vesting Units have vested).

•	As of the seventh (7th) anniversary of the IRR Base Date, the IRR is nine percent (9%) (net of any dilution of the Incentive Units). Therefore, no additional Performance Vesting Units vest.

•

As of the eighth (8th) anniversary of the IRR Base Date, the IRR is twelve percent (12%) (net of any dilution of the Incentive Units). Therefore, an additional twenty-five percent (25%) of the Performance Vesting Units vest (and so all of the Performance Vesting Units have vested).

(b) Notwithstanding the foregoing, upon a Change in Control while Service Member is performing services for the Company or its Subsidiaries, (i) all Time Vesting Units that are Unvested Units shall vest and (ii) all Performance Vesting Units that are Unvested Units shall become vested in accordance with Section 2(a) based on the IRR resulting from the Huatai Proceeds received in connection with such Change in Control.

(c) Notwithstanding the foregoing, upon an Initial Public Offering, all Performance Vesting Units that remain unvested at the time of the Initial Public Offering will continue to have the opportunity to vest from time to time after the Initial Public Offering through the final Performance Vesting Date, based on the market price of the Company’s equity during such period and the related IRR calculations in such Performance Vesting Units.

3. Discretionary Accelerated Vesting. The Board may, in its sole discretion, vest any and/or all of the Unvested Units hereunder at such time or such other time or times and on such other conditions as the Board determines.

4. Board Determinations. The Board shall in good faith make all determinations necessary or appropriate to determine whether the Performance Vesting Units have vested. All computations shall be made on a pro forma basis taking into account the vesting and payment of any entitlements under outstanding incentive equity awards of the Company Group Members, such that, if the foregoing performance goals are achieved, but, after the vesting and payment of any entitlements under outstanding incentive equity awards of the Company Group Members resulting from such achievement, such performance goals would no longer be achieved, then such vesting shall not take effect. The Board’s determinations shall be final, binding and conclusive upon all Persons, absent manifest error or bad faith.

5. Forfeitures. All vesting of Incentive Units shall cease immediately upon termination of Service Member’s employment with the Company or its Subsidiaries for any reason, and all Unvested Units shall be automatically forfeited in accordance with Section 2.1(b) of this Agreement. Subject to earlier termination and forfeiture as provided herein, to the extent that any portion of the Incentive Units do not become vested in accordance with the provisions of this Schedule 2, such Unvested Units shall be automatically forfeited and terminated as of the Wind-Up Date without any consideration being paid therefor and otherwise without any further action of the Company whatsoever.

6. Definitions. For purposes of this Schedule 2, the following terms shall have the following meanings:

(a) “IRR” means as of any measurement date, the interest rate (compounded annually) which, when used as the discount rate to calculate the sum of (i) the net present value as of the date thereof of the sum of (x) the aggregate value of all Huatai Proceeds and (y) the aggregate amount of all Sponsor Investments plus (ii) the Fair Market Value of the Company held by the Sponsors (subject to clause (C) below), causes such value to equal zero. For purposes of this, (w) Huatai Proceeds will be positive numbers, (x) Sponsor Investments will be negative numbers, (y) Fair Market Value will be a positive number and (z) Huatai Proceeds and Sponsor Investments will be deemed to have been received or made on the first day of the month nearest to the actual date of such receipt or payment. For the avoidance of doubt, in all instances, (A) Fair Market Value shall exclude the aggregate value of all Huatai Proceeds, (B) the calculation of “IRR” shall not include the amount of any taxes paid or payable in respect of distributions by the Company, which distributions are in turn distributed, in whole or in part, to the Sponsor and (C) if as of any measurement date a Change in Control has occurred, the calculation of Fair Market Value shall be based on the Fair Market Value of the Company as a whole and shall not be limited to the portion of the Company held by the Sponsors. IRR shall be calculated with respect to the IRR Base Date.

(b) “Sponsor Investments” means the aggregate dollar amount of all loans made to, guaranties of debt of (to the extent the guaranty is called and drawn), cash, equity and working capital contributed to or invested in, the Company and its Affiliates by Huatai.

(c) “Huatai Proceeds” means the aggregate cash consideration received by the Sponsors (excluding any tax distributions made pursuant to the terms of the Operating Agreement and taxes paid or payable by the Sponsors in respect of any amount distributed or distributable to the Sponsors) in respect of Sponsor Investments (i) as of a Change in Control or an Initial Public Offering (after taking into account any dilution resulting from the vesting of any outstanding incentive equity awards), and (ii) prior to a Change in Control or an Initial Public Offering, upon payment to the Sponsors of any extraordinary cash dividend or significant distribution or the proceeds of any partial liquidation of the Company or any of its Subsidiaries.

(d) “Wind-Up Date” means the earlier of (i) the first date on which none of the Sponsors hold any equity securities of the Company and none of the Sponsors hold any equity interest received in respect of any such equity securities held or previously held by the Sponsors, or (ii) a sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all of the Company’s assets to a Person not affiliated with any of the Sponsors.

(e) “IRR Base Date” means November 18, 2016.

ANNEX A

Form of Service Member Master Signature Page

ASSETMARK HOLDINGS, LLC

SERVICE MEMBER MASTER SIGNATURE PAGE

                      (the “Service Member”)

Dated as of:                                 (the “Commitment Date”)

A.	The individual named above and signatory hereto (the “Service Member”) agrees to be bound by:

(1)

The Amended and Restated Limited Liability Company Agreement of AssetMark Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of October 31, 2016, in the form attached hereto (as amended from time to time, the “Operating Agreement”), as a Service Member (as defined in the Operating Agreement); and

(2)

the Service Member Unit Issuance Agreement (Incentive Units), among the Company and the Service Member, dated as of the Commitment Date, in the form attached hereto (the “Incentive Unit Agreement” and, together with the Operating Agreement, the “Equity Documents”).

B.	The Service Member and the Company agree that the following information is hereby incorporated by reference into the Equity Documents:

Class of Units	Number of Units	Class C Common Unit Threshold	Amount Contributed (if any)
Class C Units

C.

The Service Member agrees that, upon the request of the Company, Service Member shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Company may reasonably request for the purpose of giving effect to the foregoing.

D.	The Company hereby agrees and confirms its consent to the admission of Service Member as a Service Member in accordance with Article 3 of the Operating Agreement.

[Remainder of Page Intentionally Blank]

Executed by:

Service Member:	Witnessed by:

Name:	Name

Address:	Address:

Please check the appropriate box:

☐ Service Member is an “accredited investor”[1] within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

☐ Service Member is not an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

1 You are an “accredited investor” if you meet any of the following tests:

1.	You are a director or executive officer of the Company;

2.

You have an individual net worth, or joint net worth with your spouse, at the time of your purchase exceeding $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse other than the primary residence of the spouse), over total liabilities. For purposes of calculating “net worth”, the amount of any mortgage or other indebtedness secured by an investor’s primary residence should be not included as a “liability”, except to the extent that (i) the fair market value of the residence is less than the amount of such mortgage or other indebtedness or (ii) the amount of such mortgage or other indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, in which case the amount of such excess shall be included as a liability;

3.

You had individual income (excluding your spouse) in excess of $200,000 in each of the last two calendar years and have a reasonable expectation of reaching the same income level in the current calendar year; or

4.	You and your spouse had joint income in excess of $300,000 in each of the last two calendar years and have a reasonable expectation of reaching the same income level in the current year.

Agreed and accepted:
Executed by:

AssetMark Holdings LLC

By:

Name:
Title:

[Signature Page to [Name] Unit Issuance Agreement]

EXHIBIT A

PROTECTIVE ELECTION TO INCLUDE MEMBERSHIP INTEREST IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

On August 21, 2018 the undersigned executed a membership unit issuance agreement (the “Unit Issuance Agreement”) pursuant to which equity interests (the “Incentive Units”) in AssetMark Holdings, LLC (the “Company”) were issued in connection with the provision of services by the undersigned to or for the benefit of the Company. Pursuant to the Unit Issuance Agreement and the Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 31, 2016 (the “Operating Agreement”), the holder of the Incentive Units is entitled to an interest in Company capital exactly equal to the amount paid or to be paid therefor and an interest in Company profits, and so the Incentive Units qualify as “profits interests” within the meaning of Revenue Procedure 93-27 as of the date that the Incentive Units are issued. If the relationship under the Unit Issuance Agreement ceases, then under certain circumstances the amount that the holder of the Incentive Units will be entitled to receive as a result of a disposition of the Incentive Units may be less than the fair market value thereof. Hence, the Incentive Units are subject to a substantial risk of forfeiture.

Based on Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, Treasury Regulation §1.721-1(b), Proposed Treasury Regulation §1.721-1(b)(1) and Revenue Procedures 93-27 and 2001-43, the undersigned believes that neither the undersigned’s execution of the Unit Issuance Agreement nor the issuance of the Incentive Units pursuant thereto is subject to the provisions of Section 83 of the Code. In the event that execution of the Unit Issuance Agreement or issuance of the Incentive Units is so treated, however, the undersigned desires to have such execution or issuance taxed under the provisions of Section 83(b) of the Code at the time the undersigned executed the Unit Issuance Agreement and the Incentive Units were issued.

Therefore, pursuant to Section 83(b) of the Code and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Incentive Units, to report as taxable income for the calendar year 2018 the excess (if any) of the value of the Incentive Units on August 21, 2018 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

(a) The name, address and social security number of the undersigned is as follows:

Social Security No.:

A-1

(b) A description of the property with respect to which the election is being made: The Incentive Units, including any rights therein that the holder of such units acquired upon the execution of the Unit Issuance Agreement and the Operating Agreement.

(c) The date on which the property was transferred: August 21, 2018. The taxable year for which the election is made: calendar year 2018.

(d) The restrictions to which the property is subject: If the employment relationship between the undersigned and the Company and its subsidiaries ends, then under certain circumstances the amount that the holder of the Incentive Units will be entitled to receive as a result of a disposition of the Incentive Units may be less than the fair market value thereof.

(e) The fair market value of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27, on the date such property is transferred: zero ($0).

(f) The amount paid for such property: zero ($0).

[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO SECTION 83(b) ELECTION

A copy of this election has been furnished to the Company and each other person to whom a copy is required to be furnished pursuant to Treasury Regulation 1.83-2(d).

Signature:

Print Name:

Dated: